GOODMAN AND CARR LLP
BARRISTERS AND SOLICITORS



                                                                     Jay Goldman
                                                       Direct Line: 416.595.2409
                                                 E-mail: goldman@goodmancarr.com
                                                            File Number: 0000181

November 1, 2002


The Board of Directors of Altair Nanotechnologies Inc.
1725 Sheridan Avenue, Suite 140
Cody, Wyoming  82414


Dear Sirs/Mesdames:


Re:      Registration Statement on Form S-3
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We have acted as Canadian counsel to Altair Nanotechnologies Inc., a corporation incorporated under the Canada Business Corporation Act (the "Corporation") in connection with the preparation of the Corporation's Registration Statement on Form S-3 to which this letter is filed as an exhibit (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of common shares (the "Common Shares") of the Corporation for sale by the selling shareholders identified in the Registration Statement. In connection with the opinions hereinafter expressed, we have conducted or caused to be conducted such searches as we have considered necessary, advisable or relevant. We have also prepared or examined all such documents, corporate records of the Corporation, certificates of officers of the Corporation, and other materials as we considered advisable or relevant. We have also examined such statutes, corporate and public records and other documents including certificates or statements of public officials, and considered such matters of law, as we have deemed necessary as a basis for the opinions hereinafter expressed. For the purposes of the opinions set forth below, we have assumed, with respect to all documents examined by us, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic or original documents of all documents submitted to us as certified, conformed, telecopied or photostatic copies and the legal capacity at all relevant times of any natural person signing any such document.

We are solicitors qualified to carry on the practice of law in the Province of Ontario only. We express no opinion as to any laws, or matters governed by any laws, other than the laws of the Province of Ontario and the federal laws of Canada applicable therein as such laws exist on the date hereof.

Based upon and subject to the foregoing, we are of the opinion that:

(a)      (i)      the 890,593 Common Shares  registered  under the  Registration
                  Statement and described therein as having been acquired by Louis Schnur pursuant to a stock purchase and subscription agreement dated April 26, 2002 (the "Schnur Agreement");





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         (ii)     the 400,000 Common Shares  registered  under the  Registration
                  Statement and described therein as having been acquired by Cranshire Capital L.P. pursuant to a stock purchase, option and subscription agreement dated September 5, 2002 (the "First Cranshire Agreement");

         (iii) the 66,667 Common Shares registered under the Registration Statement and described therein as having been acquired by Cranshire Capital L.P. pursuant to a stock purchase, option and subscription agreement dated October 9, 2002 (the "Second Cranshire Agreement");

         (iv) the 53,333 Common Shares registered under the Registration Statement and described therein as having been acquired by Lewis E. Dickinson pursuant to a stock purchase, option and subscription agreement dated October 9, 2002 (the "Dickinson Agreement");

         (v) the 50,000 Common Shares registered under the Registration Statement and described therein as having been acquired by Brandon Harrison pursuant to a stock purchase, option and subscription agreement dated August 23, 2002 (the "Harrison Agreement");

         (vi) the 50,000 Common Shares registered under the Registration Statement and described therein as having been acquired by L. Bernice Long pursuant to a stock purchase, option and subscription agreement dated October 9, 2002 (the "Bernice Long Agreement");

         (vii) the 250,000 Common Shares registered under the Registration Statement and described therein as having been acquired by Irvine Management Group pursuant to a consulting agreement dated September 25, 2002 (the "Irvine Agreement");

         (viii) the 33,333 Common Shares registered under the Registration Statement and described therein as having been acquired by John W. Appelbaum pursuant to a stock purchase, option and subscription agreement dated October 9, 2002 (the "Appelbaum Agreement");

         (ix) the 33,333 Common Shares registered under the Registration Statement and described therein as having been acquired by Robert Korman pursuant to a stock purchase, option and subscription agreement dated October 9, 2002 (the "Korman Agreement");

         (x) the 30,000 Common Shares registered under the Registration Statement and described therein as having been acquired by GA Long Interests Ltd. pursuant to a stock purchase, option and subscription agreement dated October 9, 2002 (the "GA Long Interests Agreement");

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         (xi)     the 100,000 Common Shares  registered  under the  Registration
                  Statement and described therein as having been acquired by Rebecca Long by gift from her father William P. Long; and

         (xii) the 100,000 Common Shares registered under the Registration Statement and described therein as having been acquired by Thomas L. Long UWYUTMA by gift from William P. Long,

         have been legally issued as fully paid and non-assessable shares; and

(b) assuming such Common Shares are issued in compliance with the terms and conditions of the respective option described in the Registration Statement as being purchased pursuant to the governing stock purchase, option and subscription agreement and full payment is received therefor, the Common Shares registered under the Registration Statement and issuable upon exercise of:

         (i) the 600,000 unexercised options described in the Registration Statement as being purchased pursuant to the First Cranshire Agreement;

         (ii) the 266,668 unexercised options described in the Registration Statement as being purchased pursuant to the Second Cranshire Agreement;

         (iii)    the 213,332  unexercised options described in the Registration
                  Statement  as  being  purchased   pursuant  to  the  Dickinson
                  Agreement;

         (iv)     the 200,000  unexercised options described in the Registration
                  Statement  as  being   purchased   pursuant  to  the  Harrison
                  Agreement;

         (v) the 200,000 unexercised options described in the Registration Statement as being purchased pursuant to the Bernice Long Agreement;

         (vi)     the 133,332  unexercised options described in the Registration
                  Statement  as  being  purchased   pursuant  to  the  Appelbaum
                  Agreement;

         (vii) the 133,332 unexercised options described in the Registration Statement as being purchased pursuant to the Korman Agreement; and

         (viii) the 120,000 unexercised options described in the Registration Statement as being purchased pursuant to the GA Long Interests Agreement,

         will be legally issued as fully paid and non-assessable shares;

(c) assuming the warrants to purchase such Common Shares are issued in compliance with the terms and conditions of the respective option described in the Registration Statement as being purchased pursuant to the governing stock purchase, option and subscription agreement and that the Common Shares issuable upon the exercise of such warrants are issued in compliance with the terms of such warrants and full payment is received therefor, the Common Shares issuable upon the exercise of:

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

         (i) the 600,000 warrants to purchase Common Shares issuable pursuant to the unexercised options described in the Registration Statement as being purchased pursuant to the First Cranshire Agreement;

         (ii) the 266,668 warrants to purchase Common Shares issuable pursuant to the unexercised options described in the Registration Statement as being purchased pursuant to the Second Cranshire Agreement;

         (iii) the 213,332 warrants to purchase Common Shares issuable pursuant to the unexercised options described in the Registration Statement as being purchased pursuant to the Dickinson Agreement;

         (iv) the 200,000 warrants to purchase Common Shares issuable pursuant to the unexercised options described in the Registration Statement as being purchased pursuant to the Harrison Agreement;

         (v) the 200,000 warrants to purchase Common Shares issuable pursuant to the unexercised options described in the Registration Statement as being purchased pursuant to the Bernice Long Agreement;

         (vi) the 133,332 warrants to purchase Common Shares issuable pursuant to the unexercised options described in the Registration Statement as being purchased pursuant to the Appelbaum Agreement;

         (vii) the 133,332 warrants to purchase Common Shares issuable pursuant to the unexercised options described in the Registration Statement as being purchased pursuant to the Korman Agreement; and

         (viii) the 120,000 warrants to purchase Common Shares issuable pursuant to the unexercised options described in the
                  Registration Statement as being purchased pursuant to the GA Long Interests Agreement,

         will be legally issued as fully paid and non-assessable shares; and

(d) assuming such Common Shares are issued in compliance with the terms and conditions of governing warrants and full payment is received therefor, the Common Shares registered under the Registration Statement and issuable upon exercise of:

         (i) 1,335,891 warrants to purchase Common Shares described in the Registration Statement as being purchased pursuant to the Schnur Agreement;

         (ii) 400,000 warrants to purchase Common Shares described in the Registration Statement as being purchased pursuant to the First Cranshire Agreement;

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

         (iii) 66,667 warrants to purchase Common Shares described in the Registration Statement as being purchased pursuant to the Second Cranshire Agreement;

         (iv) 53,333 warrants to purchase Common Shares described in the Registration Statement as being purchased pursuant to the Dickinson Agreement;

         (v) 50,000 warrants to purchase Common Shares described in the Registration Statement as being purchased pursuant to the Harrison Agreement;

         (vi) 50,000 warrants to purchase Common Shares described in the Registration Statement as being purchased pursuant to the Bernice Long Agreement;

         (vii) 33,333 warrants to purchase Common Shares described in the Registration Statement as being purchased pursuant to the Appelbaum Agreement;

         (viii) 33,333 warrants to purchase Common Shares described in the Registration Statement as being purchased pursuant to the Korman Agreement; and

         (ix) 30,000 warrants to purchase Common Shares described in the Registration Statement as being purchased pursuant to the GA Long Interests Agreement, will be legally issued as fully paid and non-assessable shares.

We hereby consent to the reference to our firm under "Legal Matters" in the prospectus which constitutes a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Yours truly,
GOODMAN AND CARR LLP







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